MORTGAGE LOAN PURCHASE AGREEMENT

            Mortgage Loan Purchase Agreement, dated as of June 1, 1997 (the "Agreement"), between Daiwa Finance Corp. (the "Seller") and Merrill Lynch Mortgage Investors, Inc. (the "Purchaser").

            The Seller intends to sell and the Purchaser intends to purchase, without recourse except as specifically provided herein, certain multifamily and commercial mortgage loans (the "Mortgage Loans") as provided herein. The Purchaser intends to deposit them, together with the MLMC Mortgage Loans (as defined below) and GECA Mortgage Loans (as defined below), into a trust fund (the "Trust Fund"), the beneficial ownership of which will be evidenced by multiple classes (each, a "Class") of mortgage pass-through certificates (the "Certificates"). One or more "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund. The Trust Fund will be created and the Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 1997 (the "Cut-off Date"), among the Purchaser as depositor, GE Capital Asset Management Corporation as master servicer (in such capacity, the "Master Servicer"), GE Capital Realty Group, Inc. as special servicer (in such capacity, the "Special Servicer"), General Electric Capital Corporation, ABN AMRO Bank N.V. as fiscal agent (in such capacity, the "Fiscal Agent") and LaSalle National Bank as trustee (the "Trustee"). Concurrently with the purchase of Mortgage Loans pursuant to this Agreement, the Purchaser will also purchase multifamily and commercial mortgage loans pursuant to a Mortgage Loan Purchase Agreement, dated as of June 1, 1997, between Merrill Lynch Mortgage Capital Inc. ("MLMC") and the Purchaser (the "MLMC Agreement") and pursuant to a Mortgage Loan Purchase Agreement, dated as of June 1, 1997, between GE Capital Access, Inc. ("GECA") and the Purchaser (the "GECA Agreement"). Such mortgage loans (the "MLMC Mortgage Loans" and the "GECA Mortgage Loans", respectively) will likewise be deposited into the Trust Fund. Capitalized terms used but not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement.

            Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

      SECTION 1. Agreement to Purchase.

            (a) The Seller agrees to sell, and the Purchaser agrees to purchase, without recourse except as specifically provided herein, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Exhibit A. The Mortgage Loan Schedule may be amended to reflect the actual

Mortgage Loans. (The Mortgage Loans identified on the Mortgage Loan Schedule shall hereinafter be referred to as the "Daiwa Mortgage Loans.") The Daiwa Mortgage Loans will have an aggregate principal balance of $181,313,093.17 (the "Daiwa Balance") as of the close of business on the Cut-off Date, after giving effect to any payments due before such date whether or not received. The Daiwa Balance, the MLMC Balance (as defined in the MLMC Agreement) and the GECA Balance (as defined in the GECA Agreement) together equal an aggregate principal balance (the "Initial Pool Balance") of $840,787,856. The purchase and sale of the Daiwa Mortgage Loans shall take place on June 26, 1997 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The consideration for the Daiwa Mortgage Loans shall consist of a cash amount equal to (A) 101.97% of the Daiwa Balance, plus (B) interest accrued on each Daiwa Mortgage Loan at the related Mortgage Rate, for the period from and including the Cut-off Date up to but not including the Closing Date, which cash amount shall be paid to the Seller or its designee by wire transfer in immediately available funds on the Closing Date.

            The Purchaser will assign to the Trustee, all of its right, title and interest in and to the Daiwa Mortgage Loans.

      SECTION 2. Conveyance of Mortgage Loans.

            (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Daiwa Mortgage Loans identified on the Mortgage Loan Schedule as of such date. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement and the Pooling and Servicing Agreement.

            (b) The Purchaser or its assignee shall be entitled to receive all scheduled payments of principal and interest due after the Cut-off Date, and all other recoveries of principal and interest collected after the Cut-off Date (other than in respect of principal and interest on the Daiwa Mortgage Loans due on or before the Cut-off Date). All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Daiwa Mortgage Loans due on or before the Cut-off Date), shall belong to, and be promptly remitted to, the Seller.

            (c) The Seller hereby represents and warrants that it has, on behalf of the Purchaser, delivered to the Trustee, the documents and instruments specified below with respect to each Daiwa Mortgage Loan (each a "Mortgage File"). All Mortgage Files so delivered will be held by the Trustee in escrow at all times


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prior to the Closing Date. Each Mortgage File shall, except as otherwise disclosed on Exhibit B hereto, contain the following documents:

           (i) the original executed Mortgage Note, endorsed (including interim endorsements and without recourse, representation or warranty, express or implied) to the order of LaSalle National Bank, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1997-C1;

           (ii) an original or copy of the Mortgage and of any intervening assignments thereof, in each case with evidence of recording indicated thereon;

           (iii) an original or copy of any related Assignment of Leases (with recording information indicated thereon), if such item is a document separate from the Mortgage;

           (iv) an original executed assignment of the Mortgage, any related Assignment of Leases (if such item is a document separate from the Mortgage), and any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of LaSalle National Bank, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1997-C1;

           (v) an original assignment of all unrecorded documents relating to the Mortgage Loan, in favor of LaSalle National Bank, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1997-C1, in recordable form;

           (vi) originals or copies of any written modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified;

           (vii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; and


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

           (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of LaSalle National Bank, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1997-C1.

            (d) Within 30 days following the Closing Date, the Purchaser shall submit or cause to be submitted for recordation or filing, as the case may be, in the appropriate public office for real property records or Uniform Commercial Code financing statements, as appropriate, each assignment of Mortgage and each assignment of Assignment of Leases referred to in clause (iv) of subsection (c) above and each UCC-2 and UCC-3 in favor of and delivered to the Trustee constituting part of the Mortgage File. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall promptly prepare a substitute therefor or cure such defect or cause such to be done, as the case may be, and the Seller shall promptly deliver such substitute or corrected document or instrument to the Purchaser or its designee.

            (e) All documents necessary to the servicing of the Daiwa Mortgage Loans and in the Seller's possession (the "Additional Mortgage Loan Documents") that are not required to be delivered to the Trustee shall be delivered or caused to be delivered by the Seller to the Master Servicer or at the direction of the Master Servicer, to the appropriate sub-servicer.

            SECTION 3. Representations, Warranties and Covenants of Seller.

            (a) The Seller hereby represents and warrants to and covenants with the Purchaser, as of the date hereof, that:

                  (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is duly authorized and qualified to transact any and all business contemplated by this Agreement and possesses all requisite authority, power, licenses, permits and franchises to execute, deliver and comply with its obligations under the terms of this Agreement and to carry on its business as currently conducted by it, except to the extent that the failure to obtain the same would not,


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

      in the Seller's good faith judgment, materially and adversely affect the condition (financial or other), operations of the Seller or its properties, or the value of the Mortgage Loans.

                  (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), or by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws.

                  (iii) The execution and delivery of this Agreement by the Seller and the Seller's performance and compliance with the terms of this Agreement will not (A) violate the Seller's certificate of incorporation or By-Laws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or any of its assets.

                  (iv) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or have consequences that would materially and adversely affect its performance hereunder.

                  (v) The Seller is not a party to or bound by any agreement or instrument or subject to any certificate of incorporation, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Seller's reasonable and good faith judgment, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Seller of its obligations under this Agreement.


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

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the consummation of the transactions contemplated by this Agreement and no bulk sale law applies to such transactions.

                  (vii) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller that would, in the Seller's good faith and reasonable judgment, prohibit its entering into this Agreement or adversely affect the performance by the Seller of its obligations under this Agreement.

                  (viii) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller will report the transfer of the Daiwa Mortgage Loans to the Purchaser as a sale of the Daiwa Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to (A) 101.97% of the Daiwa Balance, plus (B) interest accrued on each Daiwa Mortgage Loan at the related Mortgage Rate, for the period from and including the Cut-off Date up to but not including the Closing Date. The consideration received by the Seller upon the sale of the Daiwa Mortgage Loans to the Purchaser will constitute reasonably equivalent value and fair consideration for the Daiwa Mortgage Loans. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Daiwa Mortgage Loans to the Purchaser. The Seller is not selling the Daiwa Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of the creditors of the Seller.

                  (ix) Immediately prior to the sale of the Daiwa Mortgage Loans to the Purchaser as herein contemplated, the Seller will have good title thereto and be the sole owner thereof, and such sale will transfer the Daiwa Mortgage Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest.

                  (x) The Prospectus dated June 5, 1997, as of the date of the Prospectus Supplement dated June 20, 1997 (the "Prospectus Supplement"), or as of the Closing Date, does not include any untrue statement of a material fact relating to the Daiwa Mortgage Loans or the Seller in the Sections entitled "SUMMARY-Mortgage Loan Sellers", "SUMMARY-The Mortgage Pool" and "DESCRIPTION OF THE MORTGAGE POOL" in the Prospectus Supplement, or omitted or omits to state therein a material fact necessary in order to make the statements in such Sections relating to the Daiwa Mortgage Loans or the Seller, in light of the circumstances under which they were made, not misleading, and the Memorandum (as defined in the Certificate Purchase Agreement, dated as of June 26, 1997),


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

      as of the date thereof or as of the Closing Date, insofar as the Memorandum incorporates such sections of the Prospectus Supplement, does not include any untrue statement of a material fact relating to the Daiwa Mortgage Loans or the Seller or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Daiwa Mortgage Loans or the Seller, in the light of the circumstances under which they were made, not misleading. As the sole remedy for breach of this representation, the Seller shall indemnify the Purchaser against any and all losses, claims, damages or liabilities to which the Purchaser may become subject as a result of the breach of the representations contained in this Section 3(a)(x) pursuant to Section 7 hereof.

            (b) The Seller hereby represents and warrants for the benefit of the Purchaser and the Trustee for the benefit of the Certificateholders, as of the Closing Date, with respect to each Daiwa Mortgage Loan, that:

                  (i) The Seller has good and marketable title to, and is the sole owner and holder of, the Mortgage Loan.

                  (ii) The Seller has full right and authority to sell, assign and transfer the Mortgage Loan.

                  (iii) The information pertaining to the Mortgage Loan set forth in the Mortgage Loan Schedule is true, correct and complete in all material respects as of the Cut-off Date.

                  (iv) The related Mortgagor has represented to the Seller or the Mortgagee, as applicable, that as of the date of origination of the Mortgage Loan, such Mortgagor, lessee and/or operator was in possession of all licenses, permits, and authorizations then required for use of the Mortgaged Property which were valid and in full force and effect as of the origination date.

                  (v) The origination, servicing and collection practices used by the Seller and, to the best of Seller's knowledge, any prior holder of the Mortgage Note have been in all respects legal, proper and prudent and have met customary industry standards.

                  (vi) The Seller is transferring the Mortgage Loan to the Purchaser free and clear of any liens, pledges, charges and security interests and the related Mortgage and Mortgage Note do not prohibit such transfer.

                  (vii) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.


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

                  (viii) If such Mortgage Loan was originated by the Seller or an affiliate thereof, the Mortgage Loan complied with all applicable usury, truth-in-lending, real estate settlement, equal credit opportunity, disclosure and any other material laws applicable to such origination as of the origination date; and if such Mortgage Loan was not originated by the Seller or an affiliate thereof, then, to the best of the Seller's knowledge after having performed the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, the Mortgage Loan complied with all applicable usury, truth-in-lending, real estate settlement, equal credit opportunity, disclosure and any other material laws applicable to the origination of such Mortgage Loan as of the origination date.

                  (ix) Each of the related Mortgage Note, related Mortgage and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in the applicable state in accordance with its terms and contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property or properties of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and, to the best of Seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor as of the Closing Date with respect to such Mortgage Note, Mortgage or other agreements.

                  (x) The Mortgage File contains an Assignment of Leases (or the related Mortgage provides for such an assignment), which creates, in favor of the holder of the Note, a valid first-priority assignment of or security interest in the right to receive all payments due under the related leases, and no other person owns any interest therein superior to or of equal priority with the interest created under such assignment; provided that the enforceability of such lien is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by the application of the rules of equity.

                  (xi) Since the origination of the Mortgage Loan the terms of the related Mortgage Note, Mortgage and


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

      Security Agreements have not been impaired, waived, modified, altered, satisfied, canceled or subordinated by the Seller, the originator or the servicer thereof in any respect, except, in each of the foregoing instances, by written instruments that are a part of the related Mortgage File, recorded in the applicable public recording office if necessary to maintain the priority of the lien of the related Mortgage and Security Agreements and delivered to the Purchaser.

                  (xii) The Mortgage Loan complies with the Seller's or the Seller's affiliate's that originated the Mortgage Loan underwriting policies in effect as of such Mortgage Loan's origination date or, in the case of Mortgage Loans acquired by the Seller (other than from an affiliate), as of the date of such acquisition, (as applicable), and, except for the Mortgage Loans acquired by the Seller, is on a form commonly used by the Seller as of such date.

                  (xiii) The related Mortgage Note is not secured by any collateral that is not being transferred to the Purchaser and each Mortgage Loan that is cross-collateralized is cross-collateralized only with other Mortgage Loans sold pursuant to this Agreement.

                  (xiv) The assignment of the related Mortgage and assignment of leases to the Trustee constitutes the legal, valid, binding and enforceable assignment of such Mortgage in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (xv) The Mortgage Loan is not a participation interest in a mortgage loan, but is a whole loan, and the Seller does not own any equity interest in the Mortgagor.

                  (xvi) Except with respect to the Mortgage Loans listed on Exhibit C attached hereto, which provide for hyperamortization, the Mortgage Loan does not contain any terms providing for a contingent interest, or negative amortization.

                  (xvii) The related Mortgage creates a first-mortgage lien on the related Mortgaged Property. Such lien has priority over all other liens and encumbrances (including mechanic's or materialmen's liens) except for (A) the lien for current real estate taxes and assessments not yet due and payable and (B) covenants, conditions and restrictions, rights of way, easements and other non-lien matters that are of public record and are referred to in the related lender's title insurance policy, none of which,


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

      individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage. A UCC financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in the personal property, granted under such Mortgage for which perfection is accomplished by the filing of a UCC financing statement; any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable first lien and first priority security interest on the property described therein, provided that enforceability may be limited by bankruptcy or other laws affecting creditor's rights or by the application of the rules of equity.

                  (xviii) The related Mortgage Note and Mortgage do not require the Mortgagee thereof to release any portion of the related Mortgaged Property from the lien of the Mortgage that would have a material and adverse affect on the related Mortgage Loan except upon payment in full of the Mortgage Loan.

                  (xix) As of the Cut-off Date, there are no delinquent taxes, assessments or other governmental charges which would be a lien against the related Mortgaged Property affecting the related Mortgaged Property or an escrow of funds in an amount sufficient to cover such payments has been established.

                  (xx) Except as set forth in Exhibit D attached hereto, all escrows, reserves, deposits and other payments relating to the Mortgage Loan are under the control of the Seller or servicer of such Mortgage Loan and all amounts required as of the date hereof under the Mortgage Loan Documents to be deposited by the related Mortgagor have been deposited and to the best of Seller's knowledge, to the extent such amounts have been applied, they have been applied as intended. All such escrows, reserves, deposits and other payments have been conveyed by the Seller to the Trustee.

                  (xxi) (A) Except for certain delinquent payments, none of which were thirty (30) or more days past the date when first due, since the later of one year prior to the Closing Date or, if applicable, the date of acquisition by the Mortgage Loan Seller of such Mortgage Loan, through the Cut-Off Date, there was no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and to the best knowledge of Seller, after due inquiry, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration; and (B) the Seller has not waived any material


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

      default, breach, violation or event of acceleration of any of the foregoing, and, pursuant to the terms of the related Mortgage or the related Mortgage Note, no person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

                  (xxii) Except as set forth in Exhibit E attached hereto, the related Mortgage provides that the Mortgagor is required to provide to the Mortgagee at least annually an operating statement, rent roll (if applicable and if requested by the Mortgagee) and balance sheet, and if requested in accordance with the terms of the Mortgage Loan, rent rolls, with respect to the Mortgaged Property certified by a duly authorized officer of the Mortgagor as true and correct as of the date thereof.

                  (xxiii) There is no proceeding known to the Seller to be pending, after due inquiry, or threatened in writing for the total or partial condemnation of a material part of the related Mortgaged Property, and the Mortgaged Property is free and clear of any damage not covered by insurance that would materially and adversely affect its value as security for the Mortgage Loan; to the Seller's actual knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the related Mortgagor or the related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property or the ability of the Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

                  (xxiv) Based on the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, each improvement located on or forming part of the related Mortgaged Property complies with applicable laws and zoning ordinances, or constitutes a legal non-conforming use or structure or, if such an improvement does not so comply, such non-compliance does not materially and adversely affect the value or operation of the Mortgaged Property.

                  (xxv) None of the improvements included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of the related Mortgaged Property, except for certain immaterial encroachments therefrom, and no improvements on adjoining properties materially encroach upon the related Mortgaged Property.

                  (xxvi) The related Mortgaged Property is covered by an ALTA lender's title insurance policy or its equivalent, insuring for the benefit of the original holder of the related Note, its successors and assigns, that the related Mortgage is a valid first mortgage lien on such Mortgaged Property in the original principal amount of the related Note, subject only to the exceptions stated therein, which do not and will not materially and adversely interfere with (1) the ability of the related Mortgagor timely to pay in full the principal and interest on the related Mortgage Note, or (2) the use of such Mortgaged Property for the use currently being made thereof, or (3) the value of the Mortgaged Property, and such policy is freely assignable to the trustee without the consent of or any notification to the insurer; and such title insurance policy is in full force and effect, no claims have been made thereunder and to the best knowledge of the Seller, no holder of the related Mortgage has done anything that would materially impair the coverage under such policy.

                  (xxvii) The related Mortgaged Property is insured by a fire and extended perils insurance policy that provides coverage in an amount not less than the lesser of (a) the outstanding principal balance of the Mortgage Loan and (b) the full replacement cost and, in any event, such insurance policy is in an amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; each related Mortgage obligates the related Mortgagor to maintain or cause to be maintained all such insurance and at such Mortgagor's failure to do so, does not prohibit the Mortgagee from maintaining such insurance, and such insurance requires, or the related Mortgage requires the Mortgagor to cause the related insurer to provide, prior notice to the Mortgagee at termination or cancellation, and no such notice has been received; any insurance proceeds in respect of a casualty loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property or the payment of the outstanding principal balance of the related Mortgage Loan, except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage. Except as set forth on Exhibit F attached hereto, the Mortgagee is named as a beneficiary under such insurance policy.

                  (xxviii) Except as set forth on Exhibit G attached hereto, the related Mortgaged Property is insured by business interruption or rent insurance, in an amount at least equal to 12 months (or, in the case of the Mortgage Loans listed in Exhibit H attached hereto, 6 months) of operations of such Mortgaged Property and comprehensive general liability insurance in an amount not less than $1 million per occurrence.

                  (xxix) Except as set forth on Exhibit I attached hereto, no improvements on a related Mortgaged Property are located in a "flood hazard area" as defined by the Federal Insurance Administration or, if so located, are covered by flood hazard insurance.

                  (xxx) The Mortgage Loan represents a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. The Seller represents and warrants that, either as of the date of origination or the Closing Date, the fair market value of the property securing the Mortgage Loan was not less than 80% of the "adjusted issue price" (within the meaning of the REMIC Provisions) of such Mortgage Loan.

                  (xxxi) Prepayment Premiums and Yield Maintenance Charges payable with respect to the Mortgage Loan, if any, constitute "customary prepayment penalties" within the meaning of Treasury regulation Section 1.860G-1(b)(2).

                  (xxxii) A Phase I Environmental Site Assessment was performed with respect to the related Mortgaged Property. Such Phase I Environmental Site Assessment was performed within eight (8) months (or 15 months with respect to one of the Mortgaged Properties) prior to their respective dates of origination. A report of such Phase I Environmental Site Assessment has been delivered to the Purchaser, and the Seller (or its affiliate that originated the Mortgage Loan), having made no independent inquiry other than reviewing such report, has no knowledge of any material and adverse environmental condition or circumstance affecting the related Mortgaged Property that was not disclosed in such report. To the extent any such condition or circumstance was disclosed, there has been escrowed an amount of money considered sufficient by the Seller, based upon the related environmental reports, to cure and remedy such condition or circumstance as recommended in the Phase I or, where applicable, Phase II Environmental Site Assessment or such condition has been cured and remedied. The Seller has received no notice of any other such condition or circumstance.

                  (xxxiii) The Mortgage Loan contains a representation made by the Mortgagor in substance that it has not and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner that violates federal, state or local laws, ordinances, regulations or orders. The Mortgage Loan requires that the Mortgagor will defend and hold the holder of the Mortgage and its successors and/or assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorney's fees and costs) paid, incurred, or suffered by, or asserted against, any such party resulting from a breach of any representation, warranty or covenant relating to environmental matters given by the Mortgagor under the related Mortgage except for those resulting from gross negligence or willful misconduct by the holder of the Mortgage or those which are initially placed on, in or under the Mortgaged Property after foreclosure or other taking of title to the Mortgaged Property by the holder of the Mortgage. Subject to the last sentence of this clause (xxxiii), to the best of the Seller's knowledge, having made no independent inquiry other than reviewing Phase I and Phase II (where applicable) Environmental Site Assessments, (i) the Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental regulation, contamination or clean-up, and
      (ii) no notice of violation of such laws has been issued by any governmental agency or authority, except as disclosed in environmental or engineering assessments, including Phase I Environmental Site Assessments or additional assessments (including Phase II Environmental Site Assessments). To the extent any material violation was disclosed, there has been escrowed an amount of money considered sufficient by the Seller, based upon the related environmental reports, to cure and remedy such condition or circumstance as recommended in the Phase I or Phase II Environmental Site Assessment or such condition has been cured and remedied.

                  (xxxiv) To the best knowledge of the Seller, after due inquiry at origination, the Mortgagor is not a debtor in any state or federal bankruptcy, insolvency, reorganization or similar proceeding.

                  (xxxv) No advance of funds has been made directly or indirectly, by the Seller to the Mortgagor other than pursuant to the Note and to Seller's (or its affiliate's that originated the Mortgage Loan) knowledge, no funds have been received from any person other than such Mortgagor for or on account of payments due on the Note.

                  (xxxvi) The related Mortgage prohibits, without the prior written consent of the holder of such Mortgage, any sale or transfer of, or pledge or lien on, the related Mortgaged Property, whether such lien may be equal or subordinate to the lien of the related Mortgages, other than (1) certain subordinate liens governed by standstill agreements which each provide that the subordinate lender may not accelerate or otherwise take any remedial action for so long as the Mortgage Loan is outstanding (the Mortgaged Properties encumbered by such subordinate liens and the principal amounts of and interest rates on the related debt are set forth on Exhibit J-1 attached hereto) and (2) certain subordinate liens that may be incurred in the future on the Mortgaged Properties set forth on Exhibit J-2 attached hereto, provided that the future subordinate debt secured by such liens (a) when combined with the applicable

      Mortgage Loan does not exceed an 80% loan-to-value and has at least a 1.20 debt service coverage and (b) is subject to a standstill agreement with provisions similar to those represented above for existing subordinate liens.

                  (xxxvii) If the related Mortgaged Property is a retail, office, industrial or multifamily property, to the best of Seller's (or its affiliate's affiliate that originated the Mortgage Loan) knowledge,
      (i) the information contained in the related schedule of leases or most recent rent roll, as the case may be, is true and correct in all material respects, (ii) all leases set forth therein are in full force and effect, and (iii) except as set forth in Exhibit K attached hereto, based on Mortgagor's representations, tenant estoppel certificates or other documents obtained by the Seller (or its affiliate that originated the Mortgage Loan) from the related Mortgagor and/or tenants in connection with the origination of the related Mortgage Loan, no material default by the Mortgagor or the lessees has occurred under such leases, nor, to the best of the Seller's knowledge, is there any existing condition which, but for the passage of time or the giving of notice, or both, would result in a material default under the terms of such lease.

                  (xxxviii) Except with respect to the Mortgage Loans identified in Exhibit L attached hereto, if the principal balance of the related Mortgage Loan is greater than $10 million, the related Mortgagor is a person, other than an individual, which is formed or organized solely for the purpose of owning and operating the Mortgaged Property (or has covenanted to restrict its operations to owning or operating the Mortgaged Property), does not engage in any business unrelated to such property and its financing, does not have any assets other than those related to its interest in the property or its financing, or any indebtedness other than as permitted by the related Mortgage and the other Mortgage Loan documents, has its own books and records and accounts separate and apart from any other person, and holds itself out as being a legal entity, separate and apart from any other person.

                  (xxxix) With respect to any Mortgage Loan that is secured in whole or in part by the interest of a Mortgagor as a lessee under a Ground Lease (for these purposes, the term "Ground Lease" includes any related ground lessor estoppels and any other writings from ground lessor) but not by the related fee interest:

            (A) Such Ground Lease or a memorandum thereof has been duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date.

            (B) The Mortgagor's interest in such Ground Lease is assignable to the Trustee without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Trustee and its successors without a need to obtain the consent of such lessor.

            (C) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns.

            (D) Unless otherwise set forth in the Ground Lease, the Ground Lease does not permit any increase in the amount of rent payable by the Ground Lessee thereunder during the term of the Mortgage Loan.

            (E) To the best of the Seller's knowledge, at the Closing Date, such Ground Lease is in full force and effect and no default or condition which with passage of time would become a default, has occurred under such Ground Lease.

            (F) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the Mortgagee; and such Ground Lease, or an estoppel or consent letter received by the Mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee in the manner described in such Ground Lease or estoppel or consent letter.

            (G) The ground lessee's interest in the Ground Lease (I) is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest and any exceptions stated in the related title insurance policy or opinion of title, which exceptions do not and will not materially and adversely interfere with (1) the ability of the related Mortgagor timely to pay in full the principal and interest on the related Mortgage Note, (2) the use of such Mortgaged Property for the use currently being made thereof, or (3) the value of the Mortgaged Property and (II) will not be interfered with in the event of any foreclosure or other action taken by any mortgagee of the ground lessor's fee interest.

            (H) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

            (I) Such Ground Lease has an original term (including any extension options set forth therein) that extends not less than 10 years beyond the final maturity date of the related Mortgage Loan.

            (J) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation proceeds, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lessee's mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon.

            (K) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender.

            (L) Upon request, the Ground Lessor is required to enter into a new lease upon termination of the Ground Lease for any reason, on substantially similar terms and conditions as the old lease including the rejection of the lease in bankruptcy.

            (M) To the best of Seller's (or its affiliates which originated the Mortgage Loan) knowledge, the terms of the related Ground Lease have not been waived, modified, altered, satisfied, impaired, cancelled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage.

                  (xl) As of the Cut-off Date, the aggregate principal amount of any Mortgage Loan or group of Mortgage Loans made to one borrower or group of affiliated borrowers does not exceed $31,302,624. Based on information obtained from the related Mortgagor at the time of origination, a list of borrowers or groups of affiliated borrowers with multiple Mortgage Loans is attached hereto as Exhibit M.(xli) With respect to any Mortgage Loan that is secured in whole or in part by a Mortgaged Property which is operated as a residential health care facility (a "Facility"), if any:

            (A) All governmental licenses, permits, regulatory agreements or other approvals or agreements necessary or desirable for the use and operation of each Facility as intended are held by the related Mortgagor or the operator of the Facility, and are in full force and effect, including, without limitation, a valid certificate of need

      ("CON") or similar certificate, license, or approval issued by the applicable department of health for the requisite number of beds, and approved provider status in any approved provider payment program (collectively, the "Licenses").

            (B) The Licenses (a) may not be, and have not been, transferred to any location other than the Facility; (b) have not been pledged as collateral security for any other loan or indebtedness; and (c) are held free from restrictions or known conflicts which would materially impair the use or operation of the Facility as intended, and are not provisional, probationary or restricted in any way.

            (C) As of the Cut-off Date and to Seller's knowledge, without inquiry, as of the Cut-off Date, the Facility has not received a "Level A" (or equivalent) violation which has not been cured to the satisfaction of the applicable governmental agency, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against the Facility, its operator or the Mortgagor or against any officer, director or stockholder of such operator or the Mortgagor by any governmental agency during the last three calendar years, and there have been no violations over the past three years which have threatened the Facility's, the operator's or the Mortgagor's certification for participation in Medicare or Medicaid or the other third-party payors' programs.

                  (xlii) If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage.

            (c) If the Seller receives notice of a Document Defect or a Breach (the "Defect/Breach Notice"), which materially and adversely affects the interests of the Certificateholders, then the Seller shall within 90 days after its receipt of the Defect/Breach Notice (i) cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment of losses and any Additional Trust Fund Expenses associated therewith, or (ii) repurchase the affected Daiwa Mortgage Loan (or the related Mortgaged Property) from the Trustee at a price equal to the Purchase Price; provided, however, that if such Document Defect or Breach is capable of being cured but not within such 90-day period and the Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, the Seller shall have an additional 90 days to complete such cure; and provided, further, that with respect to such additional 90-day period the Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reason such Document Defect or Breach is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Document Defect or Breach will be cured within the additional 90-day period. Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender's title insurance as described in Section 3(b)(xxvi) in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date. The Seller's obligation to cure a Document Defect or Breach or to repurchase any affected Daiwa Mortgage Loan as described above shall constitute the sole and exclusive remedy for a Document Defect or Breach.

      SECTION 4. Representations and Warranties of the Purchaser. In order to induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants for the benefit of the Seller as of the date hereof that:

            (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the full corporate power and authority and legal right to acquire the Daiwa Mortgage Loans from the Seller and to transfer the Daiwa Mortgage Loans to the Trustee.

            (b) This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, all requisite action by the Purchaser's directors and officers has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Seller) this Agreement constitutes the valid, legal and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (c) Except as may be required under federal or state securities laws (and will be obtained on a timely basis), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction described in this Agreement.

            (d) None of the acquisition of the Daiwa Mortgage Loans by the Purchaser, the transfer of the Daiwa Mortgage Loans to the Trustee, and the execution, delivery or performance of this Agreement by the Purchaser, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the

Purchaser's Articles of Incorporation or Bylaws, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Purchaser is a party or by which the Purchaser is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Purchaser or its assets.

            (e) Under GAAP and for federal income tax purposes, the Purchaser will report the transfer of the Daiwa Mortgage Loans by the Seller to the Purchaser as a sale of the Daiwa Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to (A) 101.97% of the Daiwa Balance, plus (B) interest accrued on each Daiwa Mortgage Loan at the related Mortgage Rate, for the period from and including the Cut-off Date up to but not including the Closing Date.

      SECTION 5. Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022 at 10:00 A.M., New York time, on the Closing Date.

            The Closing shall be subject to each of the following conditions:

            (a) All of the representations and warranties of the Seller set forth in Sections 3(a), 3(b) and 3(c) of this Agreement and all of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

            (b) All documents specified in Section 6 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

            (c) The Seller shall have delivered and released to the Custodian and the Master Servicer, respectively, all documents represented to have been or required to be delivered to the Trustee and the Master Servicer pursuant to
Section 2 of this Agreement;

            (d) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date; and

            (e) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement.

            Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Daiwa Mortgage Loans on the Closing Date.

      SECTION 6. Closing Documents. The Closing Documents shall consist of the following:

            (a) This Agreement duly executed by the Purchaser and the Seller;

            (b) A Certificate of the Seller, executed by a duly authorized officer or other authorized signatory of the Seller and dated the Closing Date, and upon which the Purchaser and the Underwriters may rely, to the effect that:
(1) the representations and warranties of the Seller in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date; and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required under this Agreement to be performed or satisfied at or prior to the date hereof;

            (c) An Officer's Certificate from an officer of the Seller, in his or her individual capacity, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

            (d) [Reserved];

            (e) The resolutions of the board of directors of the Seller and any requisite shareholder consent authorizing the Seller's entering into the transactions contemplated by this Agreement (or other evidence of such authorization acceptable to the Purchaser), the certificate of incorporation and by-laws of the Seller, and a certificate of good standing of the Seller issued by the Secretary of State of the State of Delaware not earlier than sixty (60) days prior to the Closing Date;

            (f) A written opinion of counsel for the Seller in form and substance acceptable to the Purchaser and its counsel, with any modifications required by the rating agencies identified in the Prospectus Supplement (the "Rating Agencies"), dated the Closing Date and addressed to the Purchaser, the Underwriters and each of the Rating Agencies, together with such other written opinions as may be required by the Rating Agencies; and

            (g) Such further certificates, opinions and documents as the Purchaser may reasonably request.

      SECTION 7. Indemnification.

            (a) The Seller agrees to indemnify and hold harmless the Purchaser, the Underwriters, their respective officers and directors, and each person, if any, who controls the Purchaser or the Underwriters within the meaning of either
Section 15 of the Securities Act of 1933 (the "1933 Act") or Section 20 of the Securities Exchange Act of 1934 (the "1934 Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact relating to the Daiwa Mortgage Loans or the Seller contained in the Sections entitled "SUMMARY-Mortgage Loan Sellers", "SUMMARY-The Mortgage Pool" and "DESCRIPTION OF THE MORTGAGE POOL" in the Prospectus Supplement, and in the Private Placement Memorandum insofar as the Private Placement Memorandum incorporates such sections of the Prospectus Supplement, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon any information furnished to the Purchaser by the Seller or approved by the Seller, or upon any document delivered to the Purchaser by the Seller, or upon any of the representations, warranties, covenants or agreements of the Seller as set forth in this Agreement (collectively, the "Seller's Information"), it being acknowledged that the statements set forth in the Prospectus Supplement under the caption "SUMMARY-Mortgage Loan Sellers", SUMMARY-The Mortgage Pool" and "DESCRIPTION OF THE MORTGAGE POOL" and statements in the Private Placement Memorandum insofar as the Private Placement Memorandum incorporates such sections of the Prospectus Supplement, in each case solely to the extent relating to or based (in whole or in part) on information relating to the Daiwa Mortgage Loans or the Seller, are to be the only statements made in reliance upon information furnished or approved by the Seller, or upon documents delivered to the Purchaser by the Seller, or upon any of the representations, warranties, covenants or agreements of the Seller as set forth in this Agreement.

            (b) Promptly after receipt by any person entitled to indemnification under this Section 7 (an "indemnified party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the "indemnifying party") under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser, representing all the indemnified parties under Section 7(a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).

            (c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties.

            (d) The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 7(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 7(c) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 7, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses. If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The indemnity and contribution agreements contained in this
Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser, the Underwriters, any of their respective directors or officers, or any person controlling the Purchaser or the Underwriters, and (iii) acceptance of and payment for any of the Certificates.

            (f) The Underwriters shall be third-party beneficiaries of the provisions of this Section 7.

      SECTION 8. Costs. The Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the Seller's pro rata portion of the aggregate of the following amounts (the Seller's pro rata portion to be determined according to the percentage that the Daiwa Balance represents of the Initial Pool Balance): (i) the costs and expenses of printing (or otherwise reproducing) and delivering a preliminary and final Prospectus and Memorandum relating to the Certificates; (ii) the initial fees, costs, and expenses of the Trustee (including reasonable attorneys' fees); (iii) the filing fee charged by the Securities and Exchange Commission for registration of the Certificates so registered; (iv) the fees charged by the Rating Agencies to rate the Certificates so rated; (v) the expense of recording any assignment of Mortgage or assignment of Assignment of Leases as contemplated by Section 2 hereof; and (vi) the cost of obtaining a "comfort letter" from a firm of certified public accountants selected by the Purchaser with respect to numerical information in respect of the Daiwa Mortgage Loans and the Seller included in the Prospectus and Memorandum. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

      SECTION 9. Notices. All notices, copies, requests, consents, demands and other communications required hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice hereunder to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

      SECTION 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Daiwa Mortgage Loans by the Seller to the Purchaser (and by the Purchaser to the Trustee).

      SECTION 11. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

      SECTION 12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

      SECTION 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO

SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

      SECTION 14. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

      SECTION 15. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their permitted successors and assigns, and the officers, directors and controlling persons referred to in Section 7.

      SECTION 16. Amendments. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                               SELLER

                               DAIWA FINANCE CORP.


                               By:  /s/ Frank J. Keane
                                    ------------------------------------
                                    Name:  Frank J. Keane
                                    Title: Vice President

                                    Address for Notices:
                                    Financial Square, 32 Old Slip
                                    New York, New York  10005-3538
                                    Attention: Samuel Kirschner
                                    Telecopier No.: (212) 612-6976
                                    Telephone No.:  (212) 612-6908

                                    and

                                    Attention: Frank J. Keane
                                    Telecopier No.: (212) 612-6976
                                    Telephone No.:  (212) 612-6906

                               PURCHASER

                               MERRILL LYNCH MORTGAGE
                               INVESTORS, INC.


                               By:  /s/ Bruce L. Ackerman
                                    ------------------------------------
                                    Name:   Bruce L. Ackerman
                                    Title:  Vice President

                                    Address for Notices:
                                    World Financial Center
                                    New York, New York  10281
                                    Attention:
                                    Telecopier No.: (212) 449-7684
                                    Telephone No.:  (212) 449-5849


                                    EXHIBIT A

                                  MLMI 1997-C1
                                     DAIWA
                              MORTGAGE LOAN SCHEDULE


 Control
 Number  Property_Name                           Address                                                 City
 ------  -------------                           -------                                                 ----
   134   River Oaks Village Shopping Cr          3700 Lorna Road                                         Hoover
   135   Wyncove Apartments                      3251 Commerce Drive                                     East Point
   136   Wyncreek Apartments                     588 Little Street                                       Marietta
   137   Brookside Apartments                    3661 North Decatur Road                                 Decatur
   138   Highland Point Shopping Center          1900-1952 FM Road 407                                   Highland Village
   139   Holiday Inn - St. Augustine             1300 Ponce de Leon Boulevard                            St. Augustine
   140   Rustic Village Apartments               9303 Town Park Drive                                    Houston
   141   Northrich Village Shopping Ctr          510-520 Arapaho Road                                    Richardson
   142   2-8 Washington Avenue                   2-8 Washington Avenue                                   Chelsea
   143   Riverview Apartments                    78 Pheasant Road                                        Peterborough
   144   Del Norte Apartments                    6134 4th Street, NW                                     Village of Los Ranchos
   145   Budgetel Inn - Atlanta Airport          2480 Old National Parkway                               College Park
   146   Holiday Inn Express-Oakhurst            40662 Highway 41                                        Oakhurst
   147   Holiday Inn Express-Mariposa            5059 Highway 140                                        Mariposa
   148   Holiday Inn Express-Fresno              6051 North Thesta Street                                Fresno
   149   Flower Avenue Shopping Center           8701-8749 Flower Avenue                                 Silver Spring
   150   Riverwalk Plaza                         20 MacCorkle Ave., Southwest                            South Charleston
   151   Ashley Gables Apartments                2225 131st Avenue East                                  Tampa
   152   Plymouth Towne Apartments               107 Haggerty Road                                       Plymouth
   153   Brook Apartments                        5328 Montgomery Boulevard N.E.                          Albuquerque
   154   Woodridge Plaza Shopping Ctr            6969 Gulf Freeway                                       Houston
   155   El Royale Apartments                    1414 N. Riverside Avenue                                Rialto
   156   Terrytown Village Apartments            733 Carrollwood Village Drive                           Gretna
   157   Santa Fe Square                         5231 Blanco Road                                        San Antonio
   158   Lochhaven Apartments                    2900 NW 56th Avenue                                     Lauderhill
   159   Valle Sereno Apartments                 9133 Kernel Circle                                      El Paso
   160   Landmark Towers Apartments              601 NW 42nd Avenue                                      Plantation
   161   Spring Ridge Apartments                 3604 Legendary Drive                                    Dallas
   162   Danubia Apartments                      5301-5325 North 17th Street                             McAllen
   163   Harker Heights Shopping Center          702-706 Edwards Drive                                   Killeen
   164   Capitol Plaza Shopping Center           South Blvd. & Woodley Road                              Montgomery
   165   9343 North Loop East                    9343 North Loop East                                    Houston
   166   Belleview Plaza Shopping Ctr            NEC of Aaron Aronov Blvd & Belleview Drive              Fairfield
   167   Enterprise Square Shopping Ctr          Central Xpressway/Premier Dr                            Plano
   168   Waverly Place Shopping Center           SEC Kildaire Farm Rd &Tyron Rd                          Cary
   169   Polo Grounds Shopping Center            890 South Military Trail                                West Palm Beach
   170   Marshall Plaza                          919 West College Street                                 Marshall
   171   The Woods of Mandarin                   3200 Hartley Road                                       Jacksonville
   172   Kristopher Woods Apartments             762-792 Jolly Avenue South                              Clarkston
   173   Lantern Ridge Apartments                1810 Roswell Road                                       Marietta
   174   The Thicket Apartments                  5816 Covington Highway                                  Decatur
   175   Lakeside Villa Apartments               3600 Ashford Dunwoody Road                              Atlanta
   176   Shoreham Apartments                     2001 Dawson Road                                        Albany
   177   Tahoe North Apartments-Phase I          1000 Holcomb Bridge Road                                Roswell
   178   Tahoe North Apartments-PhaseII          1000 Holcomb Bridge Road                                Roswell
   179   Century American Insurance Blg          2828 Croasdaile Drive                                   Durham
   180   Apopka Square Center                    823 Semoran Blvd. S.R.436/441                           Apopka
   181   Castro Commons Prof. Center             1172 and 1174 Castro Street                             Mountain View
   182   Markham Building                        2301 14th Street                                        Gulfport
   183   Morristown Plaza Shopping Ctr           30 Lafayette Ave                                        Morristown
   184   Atlantic Square Shopping Ctr.           2500 - 2780 E. Atlantic Blvd.                           Pompano Beach





 Control                              Original         Cut-off Date         Monthly      Gross   Remaining    Maturity
 Number           State   Zip Code     Balance            Balance           Payment       Rate  Term  Amort    Date
 ------           -----   --------    --------         ------------         -------      -----  ----  -----  --------
   134             AL      35216    $ 1,600,000      $ 1,402,153.88       $16,109.51      8.875   140   140    2/1/09
   135             GA      30344    $ 1,350,000      $ 1,322,582.08       $12,602.10      10.350  58    274    4/1/02
   136             GA      30060    $ 1,550,000      $ 1,519,333.10       $12,795.92      8.800   64    280    10/1/02
   137             GA      30032    $ 1,750,000      $ 1,730,840.10       $15,554.38      8.830   113   233    11/1/06
   138             TX      75067    $ 3,350,000      $ 3,329,755.36       $27,228.67      8.740   113   305    11/1/06
   139             FL      32804    $ 2,236,000      $ 2,233,541.46       $21,135.35      9.700   119   239    5/1/07
   140             TX      77036    $ 2,900,000      $ 2,880,433.32       $25,337.20      9.500   112   292    10/1/06
   141             TX      75080    $ 4,100,000      $ 4,058,692.79       $36,178.46      9.625   108   288    6/1/06
   142             MA      02150    $   715,000      $   708,991.15       $ 6,281.76      9.570   110   290    8/1/06
   143             NH      03458    $ 1,315,000      $ 1,303,658.83       $10,954.50      8.910   51    291    9/1/01
   144             NM      87107    $ 2,814,000      $ 2,799,269.53       $22,318.88      8.840   111   351    9/1/06
   145             GA      30349    $ 2,200,000      $ 2,185,375.73       $20,489.82      10.320  171   291    9/1/11
   146             CA      91301    $ 1,520,000      $ 1,501,372.72       $14,668.33      10.000  171   231    9/1/11
   147             CA      95338    $ 1,700,000      $ 1,679,166.84       $16,405.37      10.000  171   231    9/1/11
   148             CA      93710    $ 1,980,000      $ 1,955,735.49       $19,107.43      10.000  171   231    9/1/11
   149             MD      20901    $ 2,450,000      $ 2,433,332.15       $21,320.48      9.450   112   292    10/1/06
   150             WV      25315    $ 8,690,000      $ 8,629,348.28       $74,689.60      9.295   112   292    10/1/06
   151             FL      33612    $ 7,400,000      $ 7,361,948.07       $56,010.46      8.330   76    352    10/1/03
   152             MI      48170    $ 3,109,000      $ 3,089,015.28       $26,005.51      8.960   113   293    11/1/06
   153             NM      87109    $ 3,785,500      $ 3,761,046.84       $31,586.52      8.930   113   293    11/1/06
   154             TX      77087    $ 2,850,000      $ 2,819,977.91       $25,899.36      9.140   77    233    11/1/03
   155             CA      92376    $ 2,500,000      $ 2,471,310.48       $20,793.73      9.375   63    339    9/1/02
   156             LA      70056    $ 1,980,000      $ 1,956,168.34       $15,753.77      8.875   100   340    10/1/05
   157             TX      78213    $ 1,800,000      $ 1,783,443.59       $15,883.23      9.625   49    289    7/1/01
   158             FL      33313    $ 3,000,000      $ 2,908,488.79       $26,034.70      8.500   222   222    12/1/15
   159             TX      79907    $ 1,925,000      $ 1,850,991.07       $19,668.03      9.125   166   166    4/1/11
   160             FL      33317    $ 2,700,000      $ 2,660,360.22       $22,197.88      8.750   105   285    3/1/06
   161             TX      74224    $ 1,625,000      $ 1,602,984.02       $13,916.20      9.250   285   285    3/1/21
   162             TX      78504    $ 1,718,000      $ 1,708,816.22       $14,760.27      9.750   73    349    7/1/03
   163             TX      76543    $ 2,300,000      $ 2,287,271.00       $19,159.96      8.910   114   294    12/1/06
   164             AL      36116    $ 4,700,000      $ 4,672,725.28       $38,226.50      8.620   78    294    12/1/03
   165             TX      77029    $ 2,575,000      $ 2,563,533.25       $21,785.91      9.100   115   295    1/1/07
   166             AL      35064    $ 6,065,000      $ 6,043,116.31       $50,897.26      9.000   80    296    2/1/04
   167             TX      75075    $ 6,180,000      $ 6,158,336.76       $52,668.77      9.190   116   296    2/1/07
   168             NC      27511    $10,880,000      $10,853,609.73       $87,975.61      8.550   117   297    3/1/07
   169             FL      33406    $ 5,200,000      $ 5,185,024.76       $42,222.81      8.600   117   297    3/1/07
   170             MO      65340    $ 1,900,000      $ 1,897,301.51       $16,442.02      9.380   118   298    4/1/07
   171             FL      32257    $ 5,485,000      $ 5,445,335.00       $43,033.05      8.720   48    348    6/1/01
   172             GA      30021    $ 4,045,000      $ 4,020,626.08       $33,042.98      9.170   109   349    7/1/06
   173             GA      30062    $ 3,650,000      $ 3,627,413.08       $29,473.84      9.040   109   349    7/1/06
   174             GA      30035    $ 7,392,000      $ 7,346,256.87       $59,690.58      9.040   73    349    7/1/03
   175             GA      30319    $ 6,620,000      $ 6,582,518.12       $53,218.39      8.990   74    350    8/1/03
   176             GA      31707    $ 2,978,000      $ 2,959,571.57       $24,047.42      9.040   109   349    7/1/06
   177             GA      30076    $ 5,845,000      $ 5,817,174.34       $45,815.76      8.710   76    352    10/1/03
   178             GA      30076    $ 8,335,000      $ 8,295,320.51       $65,333.50      8.710   76    352    10/1/03
   179             NC      27705    $ 4,500,000      $ 4,478,598.32       $36,843.72      8.700   55    295    1/1/02
   180             FL      32703    $ 2,335,000      $ 2,322,992.78       $18,363.52      8.220   79    295    1/1/04
   181             CA      94043    $ 5,900,000      $ 5,896,181.15       $49,391.43      8.970   119   299    5/1/07
   182             MS      39501    $ 2,175,000      $ 2,173,807.80       $19,078.55      9.550   119   299    5/1/07
   183             NJ      07960    $ 2,940,000      $ 2,938,245.31       $25,197.92      9.260   119   299    5/1/07
   184             FL      33062    $ 4,100,000      $ 4,100,000.00       $34,154.72      8.910   120   300    6/1/07





 Control        Ground     Underwriting       Net     Subservicing    (1)Servicing
 Number          Lease       Reserves        Rate        Fees            Fees                    Subservicer
 ------         ------     ------------      ----    ------------    ------------                -----------
   134            No      0.1   Per Sq Ft    8.645       0.225            0.23      Collateral Mortgage, Ltd.
   135            No      200   Per Unit     8.410       1.935            1.94      Collateral Mortgage, Ltd.
   136            No      200   Per Unit     8.440       0.355            0.36      Collateral Mortgage, Ltd.
   137            No     249.77 Per Unit     8.700       0.125            0.13      Collateral Mortgage, Ltd.
   138            No      0.15  Per Sq Ft    8.610       0.125            0.13      Collateral Mortgage, Ltd.
   139            No     464.8  Per Room     9.570       0.125            0.13      Continental Wingate Mortgage Group
   140            No      254   Per Unit     9.370       0.125            0.13      Boatman's/NationsBank
   141            No      0.15  Per Sq Ft    9.495       0.125            0.13      Continental Wingate Mortgage Group
   142            No      322   Per Unit     9.440       0.125            0.13      Continental Wingate Mortgage Group
   143            No      300   Per Unit     8.780       0.125            0.13      Continental Wingate Mortgage Group
   144            No      250   Per Unit     8.710       0.125            0.13      Continental Wingate Mortgage Group
   145            No     489.22 Per Room     10.190      0.125            0.13      Continental Wingate Mortgage Group
   146            No      773   Per Room     9.870       0.125            0.13      Continental Wingate Mortgage Group
   147            No      744   Per Room     9.870       0.125            0.13      Continental Wingate Mortgage Group
   148            No      769   Per Room     9.870       0.125            0.13      Continental Wingate Mortgage Group
   149            No      0.15  Per Sq Ft    9.320       0.125            0.13      Continental Wingate Mortgage Group
   150            No      0.15  Per Sq Ft    9.165       0.125            0.13      Continental Wingate Mortgage Group
   151            No      250   Per Unit     8.200       0.125            0.13      Continental Wingate Mortgage Group
   152            No      300   per bed      8.830       0.125            0.13      Continental Wingate Mortgage Group
   153            No      250   Per Unit     8.800       0.125            0.13      Continental Wingate Mortgage Group
   154            No      0.2   Per Sq Ft    9.010       0.125            0.13      Continental Wingate Mortgage Group
   155            No      371   Per Unit     9.120       0.250           0.255      Boatman's/NationsBank
   156            No      150   Per Unit     8.620       0.250           0.255      Boatman's/NationsBank
   157            No      220   Per Unit     9.370       0.250           0.255      Boatman's/NationsBank
   158            No      280   Per Unit     8.245       0.250           0.255      Boatman's/NationsBank
   159            No     145.28 Per Unit     8.870       0.250           0.255      Boatman's/NationsBank
   160            No     226.63 Per Unit     8.495       0.250           0.255      Boatman's/NationsBank
   161            No      275   Per Unit     8.995       0.250           0.255      Boatman's/NationsBank
   162            No      266   Per Unit     9.495       0.250           0.255      Boatman's/NationsBank
   163            No      0.15  Per Sq Ft    8.780       0.125            0.13      Continental Wingate Mortgage Group
   164            No      0.15  Per Sq Ft    8.490       0.125            0.13      Continental Wingate Mortgage Group
   165            No      0.15  Per Sq Ft    8.970       0.125            0.13      Continental Wingate Mortgage Group
   166            No      0.19  Per Sq Ft    8.870       0.125            0.13      Continental Wingate Mortgage Group
   167            No      0.15  Per Sq Ft    9.060       0.125            0.13      Continental Wingate Mortgage Group
   168            No      0.15  Per Sq Ft    8.420       0.125            0.13      Continental Wingate Mortgage Group
   169            No      0.16  Per Sq Ft    8.470       0.125            0.13      Continental Wingate Mortgage Group
   170            No      0.2   Per Sq Ft    9.250       0.125            0.13      Continental Wingate Mortgage Group
   171            No      250   Per Unit     8.590       0.125            0.13      Continental Wingate Mortgage Group
   172            No      250   Per Unit     9.040       0.125            0.13      Continental Wingate Mortgage Group
   173            No      250   Per Unit     8.910       0.125            0.13      Continental Wingate Mortgage Group
   174            No      250   Per Unit     8.910       0.125            0.13      Continental Wingate Mortgage Group
   175            No      269   Per Unit     8.860       0.125            0.13      Continental Wingate Mortgage Group
   176            No      263   Per Unit     8.910       0.125            0.13      Continental Wingate Mortgage Group
   177            No     254.22 Per Unit     8.580       0.125            0.13      Continental Wingate Mortgage Group
   178            No      305   Per Unit     8.580       0.125            0.13      Continental Wingate Mortgage Group
   179            No      0.15  Per Sq Ft    8.570       0.125            0.13      Continental Wingate Mortgage Group
   180            No      0.15  Per Sq Ft    8.090       0.125            0.13      Continental Wingate Mortgage Group
   181            Yes     0.15  Per Sq Ft    8.840       0.125            0.13      Continental Wingate Mortgage Group
   182            No      0.37  Per Sq Ft    9.420       0.125            0.13      Continental Wingate Mortgage Group
   183            No      0.18  Per Sq Ft    9.130       0.125            0.13      Continental Wingate Mortgage Group
   184            No      0.15  Per Sq Ft    8.780       0.125            0.13      Continental Wingate Mortgage Group


                                    EXHIBIT B

                             MORTGAGE FILE SCHEDULE

                                      None.

                                    EXHIBIT C

                          LIST OF MORTGAGE LOANS WHICH
                          PROVIDE FOR HYPERAMORTIZATION


                                     None.

                                    EXHIBIT D

                                  MLMI 1997-C1
                                     DAIWA

                     LIST OF MORTGAGE LOANS WHICH ARE EXCEPTIONS
                               TO SECTION 3(b)(xx)




 Control                                                       Original      Cut-Off Date
 Number  Property Name                     Property Type        Balance        Balance
 ------- -------------                     -------------       --------      ------------
   140   Rustic Village Apartments         Multifamily       $2,900,000      $2,880,433
   157   Santa Fe Square                   Multifamily       $1,800,000      $1,783,444
   159   Valle Sereno Apartments           Multifamily       $1,925,000      $1,850,991
   160   Landmark Towers Apartments        Multifamily       $2,700,000      $2,660,360
   161   Spring Ridge Apartments           Multifamily       $1,625,000      $1,602,984
   162   Danubia Apartments                Multifamily       $1,718,000      $1,708,816


Replacement reserves in an amount not to exceed $174,994.89 have not been collected/received for the above properties.

                                    EXHIBIT E

                                  MLMI 1997-C1
                                     DAIWA

                   LIST OF MORTGAGE LOANS WHICH ARE EXCEPTIONS
                              TO SECTION 3(b)(xxii)


 Control                                         Original        Cut-Off Date
 Number  Property Name     Property Type          Balance           Balance
 ------- -------------     -------------         --------        ------------
   170   Marshall Plaza    Anchored Retail       $1,900,000       $1,897,302

                                    EXHIBIT F

                                  MLMI 1997-C1
                                     DAIWA

                    LIST OF MORTGAGE LOANS WHICH ARE EXCEPTIONS
                             TO SECTION 3(b)(xxvii)


 Control                                         Original        Cut-Off Date
 Number  Property Name        Property Type       Balance           Balance
 ------- -------------        -------------      --------        ------------
   170   Marshall Plaza *     Anchored Retail    $1,900,000       $1,897,302



*The mortgagee is not named as a beneficiary with the respect to the "out parcels" only.

                                    EXHIBIT G

                                  MLMI 1997-C1
                                     DAIWA

                   LIST OF MORTGAGE LOANS WHICH ARE EXCEPTIONS
                             TO SECTION 3(b)(xxviii)


 Control                                            Original        Cut-Off Date
 Number  Property Name        Property Type          Balance           Balance
 ------- -------------        -------------         --------        ------------
 170   Marshall Plaza *     Anchored Retail       $1,900,000         $1,897,302



*No business interruption insurance exists with respect to the "out parcel" only.

                                    EXHIBIT H

                                  MLMI 1997-C1
                                     DAIWA

                     LIST OF MORTGAGED PROPERTIES WHICH CARRY
                        SIX MONTHS OF BUSINESS INTERRUPTION
                                OR RENT INSURANCE


 Control                                                         Original        Cut-Off Date
 Number  Property Name                       Property Type        Balance           Balance
 ------- -------------                       -------------       --------        ------------
   140   Rustic Village Apartments           Multifamily       $2,900,000         $2,880,433
   155   El Royale Apartments                Multifamily       $2,500,000         $2,471,310
   156   Terrytown Village Apartments        Multifamily       $1,980,000         $1,956,168
   157   Santa Fe Square                     Multifamily       $1,800,000         $1,783,444
   158   Lochhaven Apartments                Multifamily       $3,000,000         $2,908,489
   159   Valle Sereno Apartments             Multifamily       $1,925,000         $1,850,991
   160   Landmark Towers Apartments          Multifamily       $2,700,000         $2,660,360
   161   Spring Ridge Apartments             Multifamily       $1,625,000         $1,602,984
   162   Danubia Apartments                  Multifamily       $1,718,000         $1,708,816



                                    EXHIBIT I

                                  MLMI 1997-C1
                                     DAIWA

                    LIST OF MORTGAGE LOANS WHICH ARE EXCEPTIONS
                             TO SECTION 3(b)(xxix)


 Control                                                          Original        Cut-Off Date
 Number  Property Name                        Property Type        Balance           Balance
 ------- -------------                        -------------       --------        ------------
   139   Holiday Inn - St. Augustine *        Hospitality       $2,236,000          $2,233,541



*Flood Insurance has been purchased and will be effective by July 26, 1997.

                                   EXHIBIT J-1

                     LIST OF MORTGAGED PROPERTIES SUBJECT TO
                                 SECONDARY LIENS


                                      None.

                                   EXHIBIT J-2

                     LIST OF MORTGAGED PROPERTIES SUBJECT TO
                                 SECONDARY LIENS


                                      None.

                                    EXHIBIT K

                                  MLMI 1997-C1
                                     DAIWA

                    LIST OF MORTGAGE LOANS WHICH ARE EXCEPTIONS
                              TO SECTION 3(b)(xxxvii)


 Control                                                                              Original        Cut-Off Date
 Number  Property Name                        Tenant           Property Type           Balance           Balance
 ------- -------------                        ------           -------------          --------        ------------
   164   Capitol Plaza Shopping Center        50 Off Store     Anchored Retail     $ 4,700,000        $ 4,672,725
   168   Waverly Place Shopping Center        Harris Teeter    Anchored Retail     $10,880,000        $10,853,610
   182   Markham Building                     *                Office              $ 2,175,000        $ 2,173,808



*Various leases which in the aggregate do not have a material adverse impact on the Mortgage Loan.


                                    EXHIBIT L

                   LIST OF MORTGAGE LOANS WHICH ARE EXCEPTIONS
                            TO SECTION 3(b)(xxxviii)

                                      None.

                                    EXHIBIT M

                                  MLMI 1997-C1
                                     DAIWA

                          LIST OF PRINCIPAL BORROWERS
                          WITH MULTIPLE MORTGAGE LOANS


 Control                                                              Original     Cut-Off Date
 Number  Property Name                          Property Type          Balance       Balance       Borrower Entity Name
 ------- -------------                          -------------         --------     -------------   --------------------
   146   Holiday Inn Express-Oakhurst           Hospitality         $1,520,000      $1,501,373     Yogeshwar Investment Corp.
   147   Holiday Inn Express-Mariposa           Hospitality         $1,700,000      $1,679,167     Rangnav, Inc.
   148   Holiday Inn Express-Fresno             Hospitality         $1,980,000      $1,955,735     Valley Prime Investment Corp.
   172   Kristopher Woods Apartments            Multifamily         $4,045,000      $4,020,626     Kristopher Woods Associates LP
   173   Lantern Ridge Apartments               Multifamily         $3,650,000      $3,627,413     Lantern Ridge Associates, L.P.
   176   Shoreham Apartments                    Multifamily         $2,978,000      $2,959,572     Shoreman Associates, L.P.
   177   Tahoe North Apartments-Phase I         Multifamily         $5,845,000      $5,817,174     Tahoe North I Associates, L.P.
   178   Tahoe North Apartments-PhaseII         Multifamily         $8,335,000      $8,295,321     Tahoe North II Associates,L.P.
   175   Lakeside Villa Apartments              Multifamily         $6,620,000      $6,582,518     Lakeside Villa Associates L.P.
   166   Belleview Plaza Shopping Ctr           Anchored Retail     $6,065,000      $6,043,116     IPF/Belleview L P.
   164   Capitol Plaza Shopping Center          Anchored Retail     $4,700,000      $4,672,725     IPF/Capitol Limited Partnershp
   163   Harker Heights Shopping Center         Anchored Retail     $2,300,000      $2,287,271     Harker Hgts. Shopping Ctr. LLC
   138   Highland Point Shopping Center         Anchored Retail     $3,350,000      $3,329,755     BLI Highland Point, LTD.



 Control
 Number           Principal Name
 -------          --------------

   146         Mukesh Desai, A.K. Patel, J.D. Patel, S.K. Patel, K.K. Patel
   147         Mukesh Desai, A.K. Patel, J.D. Patel, S.K. Patel, K.K. Patel
   148         Mukesh Desai, A.K. Patel, J.D. Patel, S.K. Patel, K.K. Patel
   172         Robert A. Fischbach, R.L. Dougherty
   173         Robert A. Fischbach, R.L. Dougherty
   176         Robert A. Fischbach, R.L. Dougherty
   177         Robert A. Fischbach, R.L. Dougherty
   178         Robert A. Fischbach, R.L. Dougherty
   175         Robert A. Fischbach, R.L. Dougherty
   166         K. Rosen, Michael Hochberger
   164         K. Rosen, Michael Hochberger
   163         David Lane
   138         David Lane